DONALD W. BURTON
614 WEST BAY STREET
TAMPA, FLORIDA 33606

May 3, 2012

VIA U.S. MAIL
AND BY EMAIL

Board of Directors
Capital Southwest Corporation
12900 Preston Road, #700
Dallas, Texas 75230

Gentlemen:

I hereby resign as a director of Capital Southwest Corporation and from any and all other positions with any affiliates or subsidiaries, effective immediately.

Sincerely,

Donald W. Burton